UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(Name of Registrant as Specified In Its Charter)

CAPITAL RETURNS MASTER, LTD. CAPITAL RETURNS MANAGEMENT, LLC THE CAPITAL RETURNS 2016 FAMILY TRUST RONALD D. BOBMAN DAVID W. MICHELSON
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Capital Returns Master, Ltd., a Cayman Islands exempted company, together with the other participants named herein (collectively, “Capital Returns”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission in connection with the 2022 annual general meeting of shareholders (the “Annual General Meeting”) of Argo Group International Holdings, Ltd., a Bermuda exempted company limited by shares (the “Company”), to be used to solicit votes for the election of Capital Returns’ slate of highly qualified nominees at the Annual General Meeting.

On December 12, 2022, Capital Returns withdrew its slate of nominees for election to the Board of Directors of the Company at the Annual General Meeting. Accordingly, Capital Returns has terminated its proxy solicitation and will not vote any further proxies received from shareholders of the Company on the WHITE proxy card at the Annual General Meeting. Previously received WHITE proxies will be delivered to the Company and voted as instructed; however neither of Capital Returns’ nominees are standing for election at the Annual General Meeting following Capital Returns’ withdrawal of its nominees. Shareholders who wish to vote on the proposals to be considered at the Annual General Meeting should vote on the Company’s proxy card.